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                                                                    Exhibit 15.1


                   ACKNOWLEDGEMENT OF INDEPENDENT ACCOUNTANTS'




The Board of Directors and Stockholders
Schuler Holdings, Inc.


We are aware of the inclusion in the Registration Statement (Form S-4 No. 333- ______) and proxy statement/prospectus of Schuler Holdings, Inc. for the registration of 20,889,322 shares of its Class A common stock and 20,889,322 shares of its Class B common stock of our report dated August 11, 2000 relating to the unaudited consolidated interim financial statements of Schuler Homes, Inc. for the quarter ended June 30, 2000.

                                                          /s/ Ernst & Young LLP



Honolulu, Hawaii
October 25, 2000